Exhibit 24
                          POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer, or both, of SEARS, ROEBUCK AND CO., a New York corporation (the "Company"), does hereby constitute and appoint ARTHUR C. MARTINEZ, ALAN J. LACY, MICHAEL D. LEVIN, JAMES A. BLANDA and ALICE M. PETERSON, with full power to each of them to act alone, as the true and lawful attorneys and agents of the undersigned, with full power of substitution and resubstitution to each of said attorneys, to execute, file or deliver any and all instruments and to do any and all acts and things which said attorneys and agents, or any of them, deem advisable to enable the Company to comply with the Securities Act of 1933, as amended (the "Securities Act"), and any requirements or regulations of the Securities and Exchange Commission in respect thereto, in connection with the registration under said Securities Act of the estimated dollar amount of deferrals under the Sears, Roebuck and Co. Deferred Compensation Plan (the "Plan") which may be made by participants in the Plan during the period from the effective date of said registration statement to the effective date of the next registration statement relating to deferrals under the Plan; including specifically, but without limitation of the general authority hereby granted, the power and authority to sign his or her name as a director or officer, or both, of the Company, as indicated below opposite his or her signature, to (ii) the registration statement, or any amendment, post-effective amendment or papers supplemental thereto, to be filed in respect of said deferrals and to the prospectus or any amendment, supplement or revision thereof, which is a part of said registration statement or any amendment or post-effective amendment to said registration statement;(ii) any amendment or post-effective amendment as shall be necessary or appropriate to any registration statement heretofore filed under the Securities Act with respect to deferrals under the Plan; and (iii) said prospectus or any amendment, supplement or revision thereof which is a part of any registration statement (or any amendment or post-effective amendment thereto) heretofore filed under said Securities Act with respect to deferrals under the Plan; and each of the undersigned does hereby fully ratify and confirm all that said attorneys and agents, or any of them, or the substitute of any of them, shall do or cause to be done by virtue hereof.

      IN WITNESS WHEREOF, each of the undersigned has subscribed these
presents, this      20th day of December, 1996.

Name    TITLE

/s/ ARTHUR C. MARTINEZ
Arthur C. Martinez

Director, Chairman of the Board of
Directors and Chief Executive Officer
(Principal Executive Officer)

/s/ ALAN J. LACY
Alan J. Lacy
Executive Vice President and Chief Financial Officer
(Principal Executive Officer)

/S/  JAMES A. BLANDA
James A. Blanda
Vice President and Controller (Principal Accounting Officer)

/S/ HALL ADAMS, JR.
Hall Adams, Jr.
Director


/S/ WARREN L. BATTS
Warren L. Batts
Director

/S/  JAMES W. COZAD
James W. Cozad
Director

/S/ MICHAEL A. MILES
Michael A. Miles
Director

/S/ RICHARD C. NOTEBAERT
Richard C. Notebaert
Director

/S/ NANCY C. REYNOLDS
Nancy C. Reynolds
Director

/S/ CLARENCE B. ROGERS, JR.
Clarence B. Rogers, Jr.
Director

/S/ DONALD H. RUMSFELD
Donald H. Rumsfeld
Director

/S/ DOROTHY A. TERRELL
Dorothy A. Terrell
Director